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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 1999, except Note 9 which is as of September 17, 1999, relating to the financial statements of Landa Management Systems Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Jose, California
September 17, 1999